                                                                     EXHIBIT 5.1



                          Sidley Austin Brown & Wood
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

        DALLAS                     Bank One Plaza                 BEIJING
        -----                                                      -----
     LOS ANGELES               10 S. Dearborn Street             HONG KONG
        -----                                                      -----
       NEW YORK               Chicago, Illinois 60603             LONDON
        -----                                                      -----
     SAN FRANCISCO             Telephone 312 853 7000             SHANGHAI
        -----                                                      -----
       SEATTLE                 Facsimile 312 853 7036            SINGAPORE
        -----                                                      -----
   WASHINGTON, D.C.                www.sidley.com                  TOKYO

                                    Founded 1866

WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS

                                 _______, 2001


CDW Computer Centers, Inc.
200 North Milwaukee Ave.
Vernon Hills, IL 60061

          Re:  10,062,500 Shares
               of Common Stock, $.01 par value per share
               -----------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed on June 26, 2001 by CDW Computer Centers, Inc., an Illinois corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 10,062,500 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company to be sold by certain shareholders of the Company (collectively, the "Selling Stockholders").

          We are familiar with the proceedings to date with respect to the proposed sale of the Shares contemplated by the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois; and

          2. The Shares are validly issued, fully paid and nonassessable.

Sidley Austin Brown & Wood                                               Chicago

CDW Computer Centers, Inc.
_______, 2001
Page 2


          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares as contemplated by the Registration Statement.

          This opinion is limited to the Illinois Business Corporation Act.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                       Very truly yours,